KRONOS WORLDWIDE, INC. ANNOUNCES QUARTERLY DIVIDEND

DALLAS, TEXAS – October 29, 2025 – Kronos Worldwide, Inc. (NYSE:  KRO) announced that its board of directors has declared a regular quarterly dividend of five cents ($0.05) per share on its common stock, payable on December 11, 2025 to stockholders of record at the close of business on November 21, 2025.

Kronos Worldwide, Inc. is a major international producer of titanium dioxide products.

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Investor Relations Contact

Bryan A. Hanley

Senior Vice President and Treasurer

Tel. 972-233-1700